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                                                                               .
                                                                               .

EXHIBIT 10.17

                           ABM INDUSTRIES INCORPORATED

                           SERVICE AWARD BENEFIT PLAN

                        AS AMENDED AS OF JANUARY 1, 2003

ARTICLE                                                                  COMMENCING
NUMBER DESCRIPTION                                                         ON PAGE
-----------------------------------------------------------------------------------
1. NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION ..................         1-1

2. DEFINITIONS......................................................         2-1

3. ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION ..........         3-1

4. BENEFITS ........................................................         4-1

5. FORFEITURES OF BENEFITS .........................................         5-1

6. PARTICIPANTS' ACCOUNTS ..........................................         6-1

7. DISTRIBUTION OF BENEFITS ........................................         7-1

8. FIDUCIARY RESPONSIBILITY ........................................         8-1

9. ADMINISTRATIVE COMMITTEE ........................................         9-1

10. AMENDMENT AND TERMINATION ......................................        10-1

EXHIBIT 10.17

                                       1-1

                           ABM INDUSTRIES INCORPORATED

                           SERVICE AWARD BENEFIT PLAN

                                    ARTICLE 1

                 NAME, EFFECTIVE DATE, PURPOSE AND CONSTRUCTION

1.1      Plan Name

         The Plan set forth in this document shall be designated the ABM Industries Incorporated Service Award Benefit Plan.

1.2      Effective Date

         The Effective Date of this Plan was November 1, 1989. This document reflects amendments and changes made through January 1, 1991.

1.3      Purpose

         The Plan is intended to qualify as a severance pay plan described in Department of Labor Regulations 2510.3-1 (a) (2) and 2510.3-2 (b) and is intended to be treated as a employee welfare plan under ERISA. The Plan is intended to provide benefits to terminating employees based upon their loyal and dedicated service to the Company and its Affiliates.

1.4      Construction

         The following miscellaneous provisions shall apply in the construction of this Plan document:

         (a)      State Jurisdiction

                  All matters respecting the validity, effect, interpretation and administration of this Plan shall be determined in accordance with the laws of the State of California except where preempted by ERISA or other federal statutes.

         (b)      Gender

                  Wherever appropriate, words used in the singular may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.

         (c)      Application of References to Law

                  All references to sections of ERISA, or the Internal Revenue Code, other federal or state statutes, any regulations or rulings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import enacted by the Government of the United States, any duly authorized agency of the United States Government, any State Government or duly authorized agency thereunder.

EXHIBIT 10.17

                                       1-2

         (d)      Enforceable Provisions Remain Effective

                  If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

         (e)      Headings

                  Headings are inserted for reference only and constitute no part of the construction of this Plan.

1.5      Employment Relationship Not Affected

         Nothing in this Plan document shall be deemed a contract between the Employer and any Employee, nor shall the rights or obligations of the Employer or any Employee to continue or terminate employment at any time be affected hereby.

EXHIBIT 10.17

                                       2-1

                                    ARTICLE 2

                                   DEFINITIONS

2.1 "Account" means the aggregate of all records maintained by the Committee for purposes of determining a Participant's or Beneficiary's benefits under the Plan.

2.2 "Affiliated Employer" means any corporation which is so designated by the Board, which may include any corporation or business determined to be affiliated under Code Section 414 or any other corporation or business which is affiliated to some degree with the Employer.

2.3 "Award Date" means October 31, 1990, each succeeding October 31 and any other date elected by the Board at its discretion. Effective January 1, 1991, "Award Date" shall mean December 31, 1991 and each succeeding December 31.

2.4      "Beneficiary" means any person designated by a Participant.

2.5      "Board" shall mean the Board of Directors of the Employer.

2.6 "Code" means the Internal Revenue code of 1986, as amended (and regulations issued thereunder).

2.7      "Committee" means the Administrative Committee designated under Article
         9.

2.8 "Compensation" for any calendar year means all amounts paid to the Employee and reported as wages on the Employee's form W-2 for the year for services rendered for the Employer or Affiliated Employers during the calendar year, and all amounts which an Employee elected to have the Employer or Affiliated Employer contribute on his behalf to the ABM 401(k) and Profit Sharing Plan or the ABM Deferred Compensation Plan for the calendar year. Compensation in excess of $175,000 shall not be considered in the calculation of benefits; provided, however, the $175,000 limit shall not replace any limit in place for any year prior to 1996 under this Plan.

2.9 "Date of Eligibility" shall mean (1) for Eligible Employees hired after October 31, 1989, the date on which the Employee first performs any service for the Employer, (2) for Eligible Employees employed on or before October 31, 1989, November 1, 1989. Effective January 1, 1992, "Date of Eligibility" shall mean the January 1 following the date on which the Employee has Compensation in excess of $50,000, or such other dollar amount as the Committee may from time to time announce.

2.10 "Date of Hire" shall mean the date on which the Employee becomes an employee of the Employer or an Affiliated Employer within the meaning of Code Section 3121(d).

EXHIBIT 10.17

                                       2-2

2.11 "Disability" shall mean the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his usual duties for the Employer, resulting in termination of his service with the Employer or any Affiliated Employer. Disability shall be determined by the Committee in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which shall include a report of such physician or physicians as it may designate.

2.12     "Eligible Employee" shall have the meaning as defined in Article 3.

2.13     "Eligible Participant" shall mean:

         (a) An Eligible Employee who was employed continuously throughout the Fiscal Year, or

         (b) an Eligible Employee who terminated employment during the Fiscal Year due to death, disability or after having reached his Normal Retirement Date.

2.14 "Employee" means any person considered under the rules of common law or appropriate statute to be employed by the Employer or an Affiliated Employer, except:

         (a) Employees whose wages are determined by collective bargaining agreements,

         (b) Employee Employees who are receiving pension contributions under a union retirement plan, and

         (c) Contract workers of the Employer or an Affiliated Employer who are employed to perform principally manual work, including but not limited to elevator operator, janitor, security worker, guard, window washer, stationary engineer, painter, warehouseman, driver, parking attendant, mechanic, electrician, laundry worker or service technician.

2.15 "Employer" means ABM Industries Incorporated, a Delaware corporation, and such of its successors or assigns as may expressly adopt this Plan and agree in writing to continue this Plan.

2.16 "Entry Date" means November 1, 1989, and each succeeding November 1. Effective January 1, 1991, "Entry Date" means January 1 and each succeeding January 1.

2.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.18 "Fiscal Year" means the accounting year of the Plan, which is the 12-month period ending October 31. Effective January 1, 1991, "Fiscal year" means the 12-month period ending December 31.

2.19 "Normal Retirement Date" means the date of the Participant's 62nd birthday.

2.20 "Participant" means any Employee who has entered the Plan and been credited with Service Award Benefits but has not yet had such benefits distributed.

EXHIBIT 10.17

                                       2-3

2.21     "Plan" means the arrangement created by this document.

2.22     "Plan Administrator" means the Administrative Committee, discussed in
         Article 9.

2.23 "Restricted Employee" shall mean all officers, managers and sales persons of the Employer or an Affiliated Employer.

2.24     "Service Award Benefit" means the benefit calculated under Section 4.2.

EXHIBIT 10.17

                                       3-1

                                    ARTICLE 3

             ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION

3.1      Definitions

         (a) "Eligible Employee" means any Employee of the Employer or an Affiliated Employer whose Compensation is $50,000 or greater in any calendar year. The $50,000 dollar amount may be adjusted from time to time as the Plan Administrator may deem necessary. The foregoing notwithstanding, an Employee shall not be an Eligible Employee during any Fiscal Year the Employee is also eligible to receive contributions under or make 401(k) contributions to the ABM 401(k) and Profit Sharing Plan.

3.2      Participation

         (a)      Initial Participants

                  Employees who are Eligible Employees as of October 31, 1989 shall become Participants as of November 1, 1989.

         (b)      Newly Hired Employees

                  Employees who are hired after October 31, 1989, shall become Participants as of the first November 1, or such earlier date, after certification by the Committee that the Employee is an Eligible Employee. Employees hired after January 1, 1991 shall become Participants as of the first January 1, or such earlier date, after certification by the Committee that the Employee is an Eligible Employee.

         (c)      Other Employees

                  Other Employees shall become Participants as of the first November 1, or such earlier date, after certification by the Committee that the Employee is an Eligible Employee. Effective January 1, 1991,the November 1 participation date in this Article shall be changed to January 1.

         (d)      Rehired Employees

                  A rehired Employee shall be treated as an Employee hired after October 31, 1989, unless the Employee was a Participant in the Plan. Section 2.16 of the Plan notwithstanding, former Plan Participants shall renew their participation in the Plan as of the July 1 or January 1 coinciding with or next following their date of rehire provided they are otherwise eligible for the Plan.

3.3      Beneficiary Designation

         (a)      Designation Procedure

                  Each Eligible Employee, upon becoming a Participant shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan after his death. A Participant may change his beneficiary designation at any time. Each beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each beneficiary designation filed with the Committee will cancel all previously filed Beneficiary designations.

EXHIBIT 10.17

         (b)      Lack of Designation

                  In the absence of a valid designation, the Participant's benefits under the Plan shall be distributed to the Participant's surviving spouse, or if there is no surviving spouse to the Participant's estate.

3.4      Committee Determines Eligibility

         Compliance with the eligibility requirements shall be determined by the Committee, which shall also inform each Eligible Employee of his becoming a Participant. The Committee shall provide each participant with a summary plan description in compliance with ERISA and regulations thereunder.

EXHIBIT 10.17

                                       4-1

                                    ARTICLE 4

                                    BENEFITS

4.1      Credits for Service Award Benefits

         (a) On each Award Date, commencing October 31, 1990, the Board shall Credit the Account of each Eligible Participant with 7 days, to be used in the calculation of Benefits under Article
                  4.2. For the short Fiscal Year beginning October 1, 1991 and ending December 31, 1991, the Board shall determine the number of days to be credited to each Eligible Participant, if any.

         (b) In addition to (a) above, on each Award Date, commencing October 31, 1990, the Board may, in it's sole discretion, designate an additional number of days to be credited to the Account of each Eligible Participant.

         (c) If an employee reenters the Plan on July 1 of any year, the Employee/Participant shall be to 1/2 the number of days awarded under (a) and (b) above to other Employees who participated for the entire year.

4.2      Calculation of Service Award Benefit

         Upon termination of employment, the Committee shall determine the benefit payable to the Participant. The benefit shall be equal to the number of days credited to the Account of the eligible Employee multiplied by the average annual Compensation received in the three full calendar years of full-time employment preceding the year of termination converted to a daily rate of pay. For purposes of this calculation, a year shall consist of 260 days.

4.3      Limitation on Benefits

         In no event shall the benefits payable under this Plan combined with the benefits under the severance pay plan of the Employer, as described in Chapter 3, III, (b) of the ABMI Personnel Policy and Procedure Manual, as it may be amended or revised from time to time, exceed two times the Compensation received by the Participant in the twelve month period preceding the Participant's termination from employment.

EXHIBIT 10.17

                                       5-1

                                    ARTICLE 5

                             FORFEITURES OF BENEFITS

5.1      Forfeiture for Short Service

         A Participant who terminates employment prior to completing 5 full years of service, measured from the Employee's Date of Hire, for the Employer or an Affiliated Employer shall forfeit all benefits under this Plan. A Participant will be credited with one year of service for each 12 month period of continuous employment wit the Employer or an Affiliated Employer.

5.2      Exceptions

         (a)      Death

                  Notwithstanding Article 5.1 above, a Participant's benefits under this Plan shall not be forfeitable if the termination of employment is due to the death of the Participant.

         (b)      Disability

                  Notwithstanding Article 5.1 above, a Participant's benefits under this Plan shall not be forfeitable upon a finding by the Committee that the Participant's termination of employment is due to Disability defined in Article 2.11.

         (c)      Normal Retirement

                  Notwithstanding Article 5.1 above, a Participant's benefits under this Plan shall not be forfeited if the Participant's termination occurs after the Participant's Normal Retirement Date under this Plan.

         (d) Notwithstanding Article 5.1 above, if a Participant's employment is terminated by action of the Employer as part of the divestiture of Amtech Elevator Services, the Participant's Account under the Plan shall become fully vested on the closing of the divestiture transaction.

5.3      Unallocatable Participants

         If all or any portion of a Participant's benefits become payable under this Plan, and the Committee after a reasonable search cannot locate the Participant or his Beneficiary (if such Beneficiary is entitled to payment) the Account shall be Forfeited as of the end of the third Fiscal Year following the Participant's termination from employment.

5.4      Forfeiture for Cause

         A Participant who is terminated from employment because of theft, defalcation, or embezzlement from the Employer, an Affiliated Employer, or a customer or client of either the Employer or an Affiliated Employer, shall forfeit all benefits under this Plan.

EXHIBIT 10.17

                                       6-1

                                    ARTICLE 6

                              PARTICIPANTS ACCOUNTS

6.1      Service Award Account

         The Committee shall maintain an accounting of the number of days and weeks, or portions thereof, awarded to each Participant along with a record of the Compensation received by the Participant for the current calendar year and the two preceding calendar years.

6.2      Statement of Accounts

         At least annually, the Committee will provide the Participant with a statement of the status of the Participant's Account and the record of Compensation in that Account. In the event of any error, the Participant is entitled to request the Committee to correct either the number of days or weeks credited, or the Compensation credited.

EXHIBIT 10.17

                                       7-1

                                    ARTICLE 7

                            DISTRIBUTION OF BENEFITS

7.1      General

         Benefits under the Plan are paid solely from the assets of the Employer. This Plan document grants the Participants no greater right to the assets of the Employer and Affiliated Employers than that enjoyed by any unsecured creditor of the Employer and Affiliated employers.

7.2      Administrative Rules

         (a)      Authority

                  Distributions to Participants shall be made only in accordance with the directions of the Committee, which shall be governed by the terms of this Plan documents.

         (b)      Claims

                  A Participant's Beneficiary has the right to file a claim for benefits as set forth in Article 9.7.

7.3      Timing and Amount of Distributions

         (a)      Restricted Employees

                  A Participant who is a Restricted Employee shall receive his benefits in two payments from the Plan. The first payment, equal to 1/2 of the total benefit due, will be made in the eleventh month following the Participant's termination from employment. The second payment, equal to 1/2 of the total benefit due, will be made no later than the last day of the 23rd month following the Participant's termination from employment. In the event the Employer or Affiliated Employer sells, closes or otherwise disposes of a subsidiary, division or other operating unit which is engaged in a type or line of business in which the Employer or an Affiliated Employer no longer wishes to engage, the Committee shall direct that the Accounts of Restricted Employees shall be payable in one lump sum as soon as administratively possible after the close of the transaction, provided that such payments will not violate any provision of the Code.

         (b)      Other Participants

                  A participant, who is not a Restricted Employee, shall receive his benefits in two payments from the Plan. The first payment, equal to 1/2 of the total benefits, will be paid as soon as administratively possible following the termination of employment by the Participant. The second payment, equal to 1/2 of the total benefits, will be paid in the thirteenth month following the Participant's termination from employment.

         (c)      Exceptions

                  The Committee, in its sole discretion, may waive the rules in
                  (a) and (b) in the event of death or Disability of the Participant, or if the Participant, whether a Restricted Employee or not, retires after attaining his Normal Retirement Date. Notwithstanding the foregoing, if the benefit is $5000 or less, the Committee may

EXHIBIT 10.17

                                       7-2

                  make a single lump sum payment to the Participant as soon as administratively feasible.

EXHIBIT 10.17

                                       8-1

                                    ARTICLE 8

                            FIDUCIARY RESPONSIBILITY

8.1      Named Fiduciary

         The authority to control and manage the operation and administration of the Plan shall be allocated between the Employer, the Affiliated Employer and the Committee, all of whom are named fiduciaries under ERISA.

8.2      Fiduciary Standards

         Each fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries as follows:

                  (1) For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

                  (2) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (3)      In accordance with the Plan document.

8.3      Fiduciaries Liable for Breach of Duty

         A fiduciary shall be liable, as provided in ERISA, for any breach of his fiduciary responsibilities. In addition, a fiduciary under this Plan shall be liable for a breach of fiduciary responsibility of another fiduciary under this Plan as provided under ERISA Section 405.

8.4      Fiduciary May Employ Agents

         Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan. A fiduciary, with the consent of the Employer, may employ one or more persons to render advice and assistance with regard to any function such fiduciary has under the Plan. The expenses of such persons shall be paid by the Employer.

8.5      Authority Outlined

         (a)      Employer Authority

                  The Employer has the authority to amend and terminate the Plan, and to appoint and remove members of the Committee.

         (b)      Committee Authority

                  The Committee has the authority to:

                  (1)      Maintain the records of Accounts of the Participants;

                  (2)      Furnish and correct errors in statements of Accounts;

                  (3) Establish the standards for determining Disability under the Plan;

                  (4)      Construe the Plan document and questions thereunder;
                           and

                  (5)      Employ advisors and assistants.

EXHIBIT 10.17

                                       8-2

8.6      Fiduciaries Not to Engage in Prohibited Transactions

         A fiduciary shall not cause the Plan to engage in a transaction if he knows or should know that such transaction constitutes a prohibited transaction under ERISA Section 406 or code Section 4975, unless such transaction is exempted under ERISA Section 408 or Code Section 4975.

EXHIBIT 10.17

                                       9-1

                                    ARTICLE 9

                            ADMINISTRATIVE COMMITTEE

9.1      Appointment of Administrative Committee

         The Employer shall appoint an Administrative Committee to manage and administer this Plan in accordance with the provisions hereof, each member to serve for such term as the Employer may designate or until a successor member has been appointed or until removed by the Employer. Members shall serve without compensation for committee services. All reasonable expenses of the Committee shall be paid by the Employer.

9.2      Committee Operating Rules

         The Committee shall act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, the Committee may authorize one or more members to execute documents on its behalf. In the event of a deadlock or other situation which prevents agreement of a majority of the Committee members, the matter shall be decided by the Employer.

9.3      Duties of Plan Administrator

         The Committee is the Plan Administrator under ERISA and shall have the duty and authority to comply with the reporting and disclosure requirements of ERISA which are specifically required of the Plan Administrator.

9.4      Duties of the Committee

         The Committee shall keep on file a copy of this Plan, including any subsequent amendments and the latest annual report required under Title I of ERISA for examination by Participants during the business hours.

9.5      Committee Powers

         The Committee has the power and duty to do all things necessary or convenient to effect the intent and purpose of this Plan, whether or not such powers and duties are specifically set forth herein. Not in limitation but in amplification of the foregoing, the Committee shall have the power to construe the Plan document and to determine all questions hereunder. Decisions of the Committee made in good faith upon any matters within the scope or its authority shall be final and binding on the Employer, the Affiliated Employers, the Participants, their Beneficiaries and all others. The Committee shall at all times act in a uniform and nondiscriminatory manner in making and carrying out its decisions, and may from time to time prescribe and modify uniform rules of interpretation and administration.

9.6      Committee May Retain Advisors

         With the approval of the Employer, the Committee may from time to time or on a continuing basis, retain such agents and advisors including, specifically, attorneys, accountants, actuaries, consultants and administrative assistants, as it considers necessary

EXHIBIT 10.17

                                       9-2

         to assist it in the proper performance of its duties. The expenses of such agents or advisors shall be paid by the Employer.

9.7      Claims Procedure

         (a)      Claims Must Be Submitted Within 60 Days

                  The Committee shall determine Participants' and Beneficiaries' rights and benefits under the Plan. In the event of a dispute over benefits, a Participant or Beneficiary may file a written claim for benefits with the Committee, provided that such claim is filed within 60 days of the date the Participant or Beneficiary receives notification of the Committee's determination.

         (b)      Requirements for Notice of Denial

                  If a claim is wholly or partially denied, the Committee shall provide the claimant, setting forth:

                  (i)      The specific reason for the denial;

                  (ii) Specific references to the pertinent provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and

                  (iv) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

                  The notice of denial shall be given within a reasonable time period but not later than 90 days of the date the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.

         (c)      Claimant's Rights if Claim Denied

                  The claimant and/or his representative may appeal the denied claim and may;

                  (i) Request a review upon written request to the Committee;

                  (ii)     Review pertinent documents; and

                  (iii) Submit issues and comments in writing; provided that such appeal is made within 60 days of the date the claimant received notification of the denied claim.

         (d)      Time Limit on Review of Denied Claim

                  Upon receipt of a request for review, the committee shall provide written notification of its decision to the claimant stating the specific reasons and referencing specific Plan provisions on which its decision is based, within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Committee shall notify the claimant of such special circumstances and of the date, no later than 120 days after the original

EXHIBIT 10.17

                                       9-2

                  date the review was requested, on which the Committee will notify the claimant of its decision.

         (e)      No Legal Recourse Until Claims Procedure Exhausted.

                  In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this
                  Article 9.7 must be exhausted before legal recourse of any type is sought.

9.8      Committee Indemnification

         To the fullest extent permitted by law, the Employer agrees to indemnify, to defend, and hold harmless the members of the Committee, individually and collectively, against any liability whatsoever for any
         (1) action taken or omitted by them in good faith in connection with this Plan or their duties hereunder, and (2) expenses or losses for which they may become liable as a result of any such actions or non-actions, unless resultant from their own willful misconduct. The Employer may purchase insurance for the Committee to cover any of their potential liabilities with regard to the Plan.

EXHIBIT 10.17

                                      10-1

                                   ARTICLE 10

                            AMENDMENT AND TERMINATION

10.1     Employer May Amend Plan

         The Employer reserves the right to amend the Plan in any manner that it may deem advisable by action of the Employer. The Employer, Affiliated Employers, Participants and Beneficiaries and all other persons having any interest hereunder shall be bound by any such amendment.

10.2     Employer May Terminate Plan

         The Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, but the Employer shall be under no obligation to maintain the Plan for any given length of time and may, in its sole discretion, terminate the Plan at any time without any liability, except as to the payment of benefits earned under this Plan prior to the date this Plan is terminated.